EXHIBIT 4.7


                                                                 DRAFT DATED
                                                                  August 2, 1996
                              FAMILY BARGAIN CORPORATION

                                         and

                          IBJ SCHRODER BANK & TRUST COMPANY

                                                 TRUSTEE



                                  _________________



                                      Indenture


                              DATED AS OF        , 1996


                                  _________________



                              % CONVERTIBLE SUBORDINATED

                                      DEBENTURES

                             Due ___________________, 2006

    ____________________________________________________________________
    ____________________________________________________________________

                      CROSS-REFERENCE TABLE


TIA SECTION             INDENTURE SECTION
- -----------             -----------------

310(a)(1)               7.10
   (a)(2)               7.10
   (a)(3)               N.A.
   (a)(4)               N.A.
   (b)                  7.08; 7.10; 12.02
   (c)                  N.A.
311(a)                  7.11
   (b)                  7.11
   (c)                  N.A.
312(a)                  2.05
   (b)                  12.03
   (c)                  12.03
313(a)                  7.06
   (b)(1)               N.A.
   (b)(2)               7.06
   (c)                  12.02
   (d)                  7.06
314(a)           4.05;  12.02
   (b)                  N.A.
   (c)(1)               12.04
   (c)(2)               12.04
   (c)(3)               N.A.
   (d)                  N.A.
   (e)                  12.05
   (f)                  4.04
315(a)                  7.01(b)
   (b)                  7.05; 12.02
   (c)                  7.01(a)
   (d)                  7.01(c)
   (e)                  6.11
 316(a)(last sentence)  12.06
   (a)(1)(A)            6.05
   (a)(1)(B)            6.04
   (a)(2)               N.A.
   (b)                  6.07
317(a)(1)               6.08
   (a)(2)               6.09
   (b)                  2.04
318(a)                  12.01
_____________________

N.A. means Not Applicable.

                                     ARTICLE ONE.

         DEFINITIONS AND INCORPORATION BY REFERENCE

    SECTION 1.01.  DEFINITIONS..............................................  1
    SECTION 1.02.  OTHER DEFINITIONS........................................  2
    SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT........  2
    SECTION 1.04.  RULES OF CONSTRUCTION....................................  3

                                     ARTICLE TWO.

                                    THE DEBENTURES

    SECTION 2.01.  FORM AND DATING..........................................  3
    SECTION 2.02.  EXECUTION AND AUTHENTICATION.............................  3
    SECTION 2.03.  REGISTRAR AND PAYING AGENT...............................  4
    SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST......................  4
    SECTION 2.05.  DEBENTUREHOLDER LISTS....................................  4
    SECTION 2.06.  TRANSFER AND EXCHANGE....................................  5
    SECTION 2.07.  REPLACEMENT DEBENTURES...................................  5
    SECTION 2.08.  OUTSTANDING DEBENTURES...................................  5
    SECTION 2.09.  TEMPORARY DEBENTURES.....................................  5
    SECTION 2.10.  CANCELLATION.............................................  6
    SECTION 2.11.  DEFAULTED INTEREST.......................................  6
    SECTION 2.12.  DEPOSIT OF MONEY.........................................  6

                                    ARTICLE THREE.

                                      REDEMPTION

    SECTION 3.01.  NOTICES TO TRUSTEE.......................................  6
    SECTION 3.02.  SELECTION OF DEBENTURES TO BE REDEEMED...................  6
    SECTION 3.03.  NOTICE OF REDEMPTION.....................................  7
    SECTION 3.04.  DEPOSIT OF REDEMPTION PRICE..............................  7
    SECTION 3.05.  EFFECT OF NOTICE OF REDEMPTION...........................  7
    SECTION 3.06.  DEBENTURES REDEEMED IN PART..............................  7

                                    ARTICLE FOUR.

                                      COVENANTS

    SECTION 4.01.  PAYMENT OF DEBENTURES....................................  8
    SECTION 4.02.  CORPORATE EXISTENCE......................................  8
    SECTION 4.03.  MAINTENANCE OF PROPERTIES................................  8
    SECTION 4.04.  COMPLIANCE CERTIFICATE...................................  8

    SECTION 4.05.  SEC REPORTS..............................................  9
    SECTION 4.06.  NO LIEN CREATED..........................................  9
    SECTION 4.07.  RESTRICTIONS ON SHAREHOLDER PAYMENTS.....................  9
    SECTION 4.08.  NO RESTRICTIONS ON SUBSIDIARY DIVIDENDS..................  9

                                     ARTICLE SIX.

                                DEFAULTS AND REMEDIES

    SECTION 6.01.  EVENTS OF DEFAULT........................................ 10
    SECTION 6.02.  ACCELERATION............................................. 11
    SECTION 6.03.  OTHER REMEDIES........................................... 12
    SECTION 6.04.  WAIVER OF PAST DEFAULTS.................................. 12
    SECTION 6.05.  CONTROL BY MAJORITY...................................... 12
    SECTION 6.06.  LIMITATION ON SUITS...................................... 12
    SECTION 6.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT..................... 13
    SECTION 6.08.  COLLECTION SUIT BY TRUSTEE............................... 13
    SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM......................... 13
    SECTION 6.10.  PRIORITIES............................................... 13
    SECTION 6.11.  UNDERTAKING FOR COSTS.................................... 14

                                    ARTICLE SEVEN.

                                       TRUSTEE

    SECTION 7.01.  DUTIES OF TRUSTEE........................................ 14
    SECTION 7.02.  RIGHTS OF TRUSTEE........................................ 15
    SECTION 7.03.  TRUSTEE'S DISCLAIMER..................................... 15
    SECTION 7.04.  INDIVIDUAL RIGHTS OF TRUSTEE, ETC........................ 16
    SECTION 7.05.  NOTICE OF DEFAULTS....................................... 16
    SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS............................ 16
    SECTION 7.07.  COMPENSATION AND INDEMNITY............................... 16
    SECTION 7.08.  REPLACEMENT OF TRUSTEE................................... 17
    SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC......................... 17
    SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION............................ 18
    SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST CORPORATION.... 18

                                    ARTICLE EIGHT.

                                DISCHARGE OF INDENTURE

    SECTION 8.01.  TERMINATION OF CORPORATION'S OBLIGATIONS................. 18
    SECTION 8.02.  APPLICATION OF TRUST MONEY............................... 20
    SECTION 8.03.  REPAYMENT TO CORPORATION................................. 20

                                    ARTICLE NINE.

                 AMENDMENTS, SUPPLEMENTS AND WAIVERS
    SECTION 9.01.  WITHOUT CONSENT OF HOLDERS............................... 21
    SECTION 9.02.  WITH CONSENT OF HOLDERS.................................. 21
    SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT...................... 22
    SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS........................ 22
    SECTION 9.05.  NOTATION ON OR EXCHANGE OF DEBENTURES.................... 22
    SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.......................... 22

                                     ARTICLE TEN.

                             SUBORDINATION OF DEBENTURES

    SECTION 10.01. SUBORDINATION TO SENIOR INDEBTEDNESS..................... 23
    SECTION 10.02. PRIORITY OF SENIOR INDEBTEDNESS UPON MATURITY............ 24
    SECTION 10.03. EFFECT OF DEFAULT IN PAYMENT OF SENIOR INDEBTEDNESS...... 24
    SECTION 10.04. PRIORITY OF SENIOR INDEBTEDNESS UPON DISTRIBUTION OR
                   LIQUIDATION.............................................. 24
    SECTION 10.05. SUBROGATION OF DEBENTUREHOLDERS TO RIGHTS OF SENIOR
                   INDEBTEDNESS............................................. 25
    SECTION 10.06. CORPORATION OBLIGATION TO PAY UNCONDITIONAL.............. 26
    SECTION 10.07. RELIANCE BY TRUSTEE UPON CERTIFICATE..................... 26
    SECTION 10.08. AUTHORIZATION OF TRUSTEE TO EFFECT SUBORDINATION......... 26
    SECTION 10.09. NOTICE TO TRUSTEE OF SENIOR INDEBTEDNESS................. 26
    SECTION 10.10. INDENTURE PROVISIONS SUBJECT TO THIS ARTICLE............. 27
    SECTION 10.11. TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS................ 27

                                   ARTICLE ELEVEN.

                               CONVERSION OF DEBENTURES

    SECTION 11.01. CONVERSION PRIVILEGE AND CONVERSION PRICE................ 27
    SECTION 11.02. ISSUANCE OF COMMON STOCK ON CONVERSION................... 28
    SECTION 11.03. NO FRACTIONAL SHARES TO BE ISSUED. ...................... 28
    SECTION 11.04. CONVERSION PRICE......................................... 29
    SECTION 11.05. RESERVATION OF SHARES FOR CONVERSION; LEGALITY OF
                   SHARES................................................... 34
    SECTION 11.06. ISSUE AND TRANSFER TAXES................................. 34
    SECTION 11.07. NOTICE OF ADJUSTMENT OF CONVERSION....................... 35
    SECTION 11.08. TRUSTEE UNDER NO RESPONSIBILITY FOR DUTIES OF
                   CORPORATION.............................................. 35

                                   ARTICLE TWELVE.

                                    MISCELLANEOUS

    SECTION 12.01. TRUST INDENTURE ACT CONTROLS............................. 35
    SECTION 12.02. NOTICES.................................................. 35
    SECTION 12.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.............. 36
    SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT....... 36
    SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION............ 37
    SECTION 12.06. WHEN TREASURY DEBENTURES DISREGARDED..................... 37
    SECTION 12.07. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR................ 37
    SECTION 12.08. LEGAL HOLIDAYS........................................... 37
    SECTION 12.09. GOVERNING LAW............................................ 38
    SECTION 12.10. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS............ 38
    SECTION 12.11. NO RECOURSE AGAINST OTHERS............................... 38
    SECTION 12.12. SUCCESSORS............................................... 38
    SECTION 12.13. DUPLICATE ORIGINALS...................................... 38


EXHIBIT A - FORM OF DEBENTURE

EXHIBIT B - FORM OF CONVERSION NOTICE

    INDENTURE dated as of        , 1996 between FAMILY BARGAIN CORPORATION, a
Delaware corporation ("Corporation"), and IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation ("Trustee").

    Each party agrees as follows for the benefit of the other party and for the
equal and ratable benefit of the Holders of the Corporation's    % Convertible
Subordinated Debentures Due ("Debentures"):

                                     ARTICLE ONE.

         DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. DEFINITIONS.

    "CORPORATION" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

    "COMMON STOCK" means the common stock, par value $.01 per share, of the Corporation, as that common stock may be reconstituted from time to time.

    "BOARD OF DIRECTORS" means the Board of Directors of the Corporation or any committee of the Board.

    "DEFAULT" means any event which is, or after notice or lapse of time or both would be, an Event of Default.

    "HOLDER" or "DEBENTUREHOLDER" means the person in whose name a Debenture is registered on the Registrar's books.

    "INDENTURE" means this Indenture as amended or supplemented from time to time.

    "OFFICER" means the Chairman of the Board, the President, any Vice-President, the Treasurer or the Secretary of the Corporation.

    "OFFICERS' CERTIFICATE" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Corporation.

    "OVER-ALLOTMENT OPTION" means the option of the underwriters to purchase additional Debentures in the aggregate principal amount of up to $46,000,000 as provided in Section 2.02.

    "PRINCIPAL" of a Debenture means the amount stated as principal on the face of the Debenture plus, when appropriate, the premium, if any, on the Debenture.

    "SEC" means the Securities and Exchange Commission.

    "DEBENTURES" means the Debentures as amended or supplemented from time to time.

    "SUBSIDIARY" means a corporation of which a majority of the outstanding stock entitled to vote with regard to election of a majority of the directors is owned by the Corporation and its Subsidiaries.

    "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa ET SEQ.) as in effect on the date of this Indenture.

    "TRUSTEE" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

    "TRUST OFFICER" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

SECTION 1.02. OTHER DEFINITIONS.

              TERM                          DEFINED IN SECTION
               ----                          ------------------

    "BANKRUPTCY LAW"..............................   6.01
    "CUSTODIAN"...................................   6.01
    "DEBENTURE REGISTER"..........................   2.03
    "EVENT OF DEFAULT"............................   6.01
    "LEGAL HOLIDAY"...............................  12.08
    "PAYING AGENT"................................   2.03
    "REGISTRAR"...................................   2.03
    "SENIOR INDEBTEDNESS".........................  10.01
    "U.S. GOVERNMENT OBLIGATIONS".................   8.01

SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

    Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. In addition, the provisions of Sections 3.10 to and including 3.17 of the TIA that impose duties on any person are incorporated in and made a part of this Indenture.

    The following TIA terms used in this Indenture have the following meanings:

         "COMMISSION" means the SEC.

         "INDENTURE SECURITIES" means the Debentures.

         "INDENTURE SECURITYHOLDER" means a Debentureholder.

         "INDENTURE TO BE QUALIFIED" means this Indenture.

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

         "OBLIGOR" on the indenture securities means the Corporation or a successor.

    All other TIA terms used in this Indenture that are defined in the TIA, defined in the TIA by reference to another statute or defined in an SEC rule under the TIA have the meanings assigned to them.

SECTION 1.04. RULES OF CONSTRUCTION.

    Unless the context otherwise requires:

         (1)  a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

         (3)  "OR" is not exclusive; and

         (4) words in the singular include the plural, and in the plural include the singular.


                                     ARTICLE TWO.

                                    THE DEBENTURES

SECTION 2.01. FORM AND DATING.

    The Debentures and the Trustee's certificate of authentication will be substantially in the form of Exhibit A. The Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. The Corporation will approve the form of the Debentures and any notation, legend or endorsement on them. Each Debenture will be dated the date of its authentication.

SECTION 2.02. EXECUTION AND AUTHENTICATION.

    Two Officers will sign the Debentures for the Corporation by facsimile signature. The Corporation's seal will be reproduced on the Debentures.

    If an officer who signed a Debenture no longer holds that office at the time the Trustee authenticates the Debenture, the Debenture will be valid nevertheless.

    A Debenture will not be valid until the Trustee manually signs the certificate of authentication on the Debenture. The Trustee's signature will be conclusive evidence that the Debenture has been authenticated under this Indenture.

    The Trustee will authenticate Debentures for original issue in the aggregate principal amount of up to $40,000,000 (or up to $46,000,000 if the Over-Allotment Option is exercised) upon a written order or orders of the Corporation signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Corporation. The aggregate principal amount of Debentures outstanding at any time may not exceed that amount, except as provided in Section 2.07. The Trustee may appoint an authenticating agent to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

    The Corporation will maintain an office or agency where Debentures may be presented for registration of transfer or for exchange, an agent (which may be the Corporation) to effect and record exchanges ("Registrar"), an office or agency where Debentures may be presented for payment, and an agent (which may be the Corporation) to make payments ("Paying Agent"). The Registrar will keep a register ("Debenture Register") of the Debentures and of their transfer and exchange. The Corporation may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

    The Corporation will enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement will implement the provisions of this Indenture which relate to that agent. The Corporation will notify the Trustee of the name and address of any such agent. The Corporation may change the Registrar or Paying Agent without notice to the Debentureholders. If the Corporation falls to maintain a Registrar or Paying Agent, the Trustee will act as such. The Registrar or Paying Agent may resign upon 30 days notice to the Corporation.

    The Corporation initially appoints the Trustee as Registrar and Paying
Agent.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

    Each Paying Agent will hold in trust for the benefit of Debentureholders or the Trustee all money received by the Paying Agent for the payment of principal or interest on the Debentures, and will promptly notify the Trustee of any default by the Corporation in making any such payment. If the Corporation or a Subsidiary acts as Paying Agent, it will segregate the money and hold it as a separate trust fund. The Corporation at any time may require a Paying Agent to pay all money held by it to the Trustee together with a complete accounting of such sums. Upon doing so, the Paying Agent will have no further liability for the money.

SECTION 2.05. DEBENTUREHOLDER LISTS.

    The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Debentureholders. If the Trustee is not the Registrar, the Corporation will furnish to the Trustee on or before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Debentureholders.

SECTION 2.06. TRANSFER AND EXCHANGE.

    When Debentures are presented to the Registrar or a co-registrar with a request to register the transfer or to exchange them for an equal principal amount of Debentures of other denominations, the Registrar will register the transfer or make the exchange as requested. To permit transfers and exchanges, the Trustee will authenticate Debentures at the Registrar's request. The Corporation may charge a reasonable fee for any transfer or exchange, but not for any exchange pursuant to Section 2.09, 3.06 or 9.05.

SECTION 2.07. REPLACEMENT DEBENTURES.

    If the Holder of a Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Corporation will issue and the Trustee will authenticate a replacement Debenture if the requirements of Section 8.405 of the New York Uniform Commercial Code are met. An indemnity bond must be sufficient in the judgment of the Corporation and the Trustee to protect the Corporation, the Trustee, the Paying Agent, the Registrar or any co-registrar from any loss which any of them may suffer if a Debenture is replaced. The Corporation may charge the Debentureholders for its expenses in replacing a Debenture.

SECTION 2.08. OUTSTANDING DEBENTURES.

    The Debentures treated as outstanding at any time are all the Debentures authenticated by the Trustee which have not been cancelled by the Trustee, except those described in this Section. Except as provided in Section 12.06, the outstanding Debentures include those held by the Corporation or its affiliates.

    If a Debenture is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

    If the Paying Agent holds on a redemption date or maturity date money sufficient to pay the Debentures which are payable on that date, then on and after that date those Debentures will cease to be outstanding and interest on them will cease to accrue. Those Debentures will carry no rights except the right to receive payment.

SECTION 2.09. TEMPORARY DEBENTURES.

    Until definitive Debentures are ready for delivery, the Corporation may prepare and the Trustee will authenticate temporary Debentures. Temporary Debentures will be substantially in the form of definitive Debentures, but may have variations that the Corporation considers appropriate for temporary Debentures. Without unreasonable delay, the Corporation will prepare and the Trustee will authenticate definitive Debentures in exchange for temporary Debentures.

SECTION 2.10. CANCELLATION.

    The Corporation at any time may deliver Debentures to the Trustee for cancellation. The Registrar and the Paying Agent will forward to the Trustee any Debentures surrendered to them for transfer, exchange or payment. The Trustee and no one else will cancel and destroy all Debentures surrendered for transfer, exchange, payment or cancellation. The Corporation may not issue new Debentures to replace Debentures it has paid or delivered to the Trustee for cancellation.

SECTION 2.11. DEFAULTED INTEREST.

    If and to the extent the Corporation defaults in a payment of interest on the Debentures, it will pay the defaulted interest to the persons who are Debentureholders on a subsequent special record date. The Corporation will fix the special record date and payment date. At least 15 days before the special record date, the Corporation will mail to each Debentureholder a notice that states the special record date, the payment date, and the amount of defaulted interest to be paid. The Corporation may also pay defaulted interest in any other lawful manner.

SECTION 2.12. DEPOSIT OF MONEY.

    One day prior to each interest payment date, maturity date or other date on which a payment is due pursuant to this Indenture, the Corporation shall deposit with the Paying Agent in immediately available funds sufficient to make the cash payments, if any, due on such interest payment date, maturity date or other payment date, as the case may be, which permits the Paying Agent to remit payment to the Debentureholders on such date.

                                    ARTICLE THREE.

                                      REDEMPTION

SECTION 3.01. NOTICES TO TRUSTEE.

    If the Corporation wants to redeem Debentures pursuant to paragraph 5 of the Debentures, it will notify the Trustee of the redemption date, the redemption price, and the principal amount of Debentures to be redeemed at least 45 days prior to the redemption date unless a shorter period of time is satisfactory to the Trustee.

SECTION 3.02. SELECTION OF DEBENTURES TO BE REDEEMED.

    If less than all the Debentures are to be redeemed, the Trustee will select the Debentures to be redeemed by a method the Trustee considers fair and appropriate. The Trustee will make the selection from the Debentures which have not previously been called for redemption. The Trustee may select for redemption portions of the principal of Debentures that have a denomination larger than $1000. Portions of Debentures the Trustee selects will be in an amount of $1000 or an integral multiple of $1000. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

SECTION 3.03. NOTICE OF REDEMPTION.

    At least 30 days but not more than 60 days before a redemption date, the Corporation will mail a notice of redemption by first class mail to each Holder of Debentures to be redeemed.

    The notice will identify the Debentures to be redeemed and will state :

         (1)  the redemption date;

         (2)  the redemption price as specified in the Debentures;

         (3)  the name and address of the Paying Agent;

         (4) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

         (5) that interest on Debentures called for redemption ceases to accrue on and after the redemption date.

    At the Corporation's request, the Trustee will give the notice of redemption in the Corporation's name and at its expense.

SECTION 3.04. DEPOSIT OF REDEMPTION PRICE.

    Prior to the redemption date, the Corporation will deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Debentures to be redeemed on that date.

SECTION 3.05. EFFECT OF NOTICE OF REDEMPTION.

    Once notice of redemption is mailed, the Debentures called for redemption become due and payable on the redemption date and at the redemption price specified in the Debentures plus accrued interest to the redemption date. Upon surrender to the Paying Agent, those Debentures will be paid at the redemption prices specified in the Debentures, plus accrued interest to the redemption date.

SECTION 3.06. DEBENTURES REDEEMED IN PART.

    Upon surrender of a Debenture that is redeemed in part only, the Corporation will execute and the Trustee will authenticate a new Debenture equal in principal amount to the unredeemed portion of the Debenture which is surrendered.

                                    ARTICLE FOUR.

                                      COVENANTS

SECTION 4.01. PAYMENT OF DEBENTURES.

    The Corporation will promptly pay the principal of and interest on the Debentures on the dates and in the manner provided in the Debentures and this Indenture.

    The Corporation will pay interest on overdue principal at the rate borne by the Debentures; it will pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02. CORPORATE EXISTENCE.

    Subject to Article 5, the Corporation will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises; provided, however, that the Corporation will not be required to preserve any right or franchise if it determines that the preservation is no longer desirable in the conduct of the Corporation's business and that the loss will not be disadvantageous in any material respect to the Debentureholders.

SECTION 4.03. MAINTENANCE OF PROPERTIES.

    The Corporation will cause all properties material to the business of the Corporation and its Subsidiaries taken as a whole to be maintained and kept in good condition, repair and working order and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements regarding them, all as in the judgment of the Corporation may be necessary so that the business carried on in connection with them may be properly and advantageously conducted at all times; provided, however, that neither the Corporation nor any Subsidiary will be prevented from discontinuing the operation and maintenance of any of its properties or from omitting to make any repairs, renewals, replacements, betterments or improvements if the discontinuance or omission is, in the judgment of the Corporation, desirable in the conduct of the businesses of the Corporation and its Subsidiaries taken as a whole and not disadvantageous in any material respect to the Debentureholders.

SECTION 4.04. COMPLIANCE CERTIFICATE.

    The Corporation will deliver to the Trustee within 120 days after the end of each fiscal year of the Corporation an Officers' Certificate stating whether or not the signers know of any default by the Corporation in performing its covenants contained in this Article 4. If they do know of such a default, the certificate will describe the default, its status, and what action the Corporation is taking or proposes to take with respect thereto. The certificate shall comply with Section 12.05. [The first certificate will be delivered to the Trustee by MAY 31, 1997].


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

SECTION 4.05. SEC REPORTS.

    The Corporation will file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of them as the SEC may by rules and regulations prescribe) which the Corporation is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Corporation also will comply with the other provisions of TIA
Section  314(a).

SECTION 4.06. NO LIEN CREATED.

    Neither this Indenture nor the Debentures create a lien, charge or encumbrance on any property of the Corporation or any Subsidiary.

SECTION 4.07. RESTRICTIONS ON SHAREHOLDER PAYMENTS.

    The Corporation will not declare or pay any dividend or make any distribution (other than a dividend or distribution payable solely in capital stock of the Corporation) to the holders of any class of its capital stock, or redeem or purchase (or permit any Subsidiary to purchase) any of its capital stock or any warrants or options to acquire any of its capital stock, (a) at a time when an Event of Default has occurred and is continuing, or (b) if, after giving effect to the dividend, distribution, redemption or purchase, the total sum expended since July 31, 1996 for all those purposes would exceed (i) 50% of the cumulative consolidated net income of the Corporation and its subsidiaries since July 31, 1996, plus (ii) the aggregate net proceeds received by the Corporation from the sale of capital stock, and the aggregate principal amount of convertible debt securities (including Debentures) converted into capital stock of the Corporation, after July 31, 1996, except that this Section will not prevent the Corporation from (A) paying the regularly scheduled dividend on its Series A Stock at a time when no Event of Default has occurred and is continuing, (B) paying a dividend within 60 days after it is declared if it could have been paid on the date when it was declared or (C) paying a total of up to $--------after July 31, 1996, to redeem or purchase Series A Stock at a redemption or purchase price not in excess of (i) the price per share at which, by the terms of the Series A Stock, the Corporation from time to time has the option to redeem the Series A Stock without regard to the price of its Common Stock or (ii) before the Corporation has the option to redeem the Series A Stock without regard to the price of its Common Stock, the liquidation preference of the Series A Stock.

SECTION 4.08. NO RESTRICTIONS ON SUBSIDIARY DIVIDENDS.

    The Corporation will not, and will not permit any Subsidiary to, enter into any agreement which precludes the Subsidiary from paying dividends, making distributions, making payments with regard to taxes, paying reasonable management or other fees to the Corporation or paying principal or interest on indebtedness to the Corporation, other than (i) agreements (including debt instruments) which exist on July 31, 1996, (ii) agreements regarding extensions or refinancings of indebtedness which exists on July 31, 1996, provided the terms of those agreements are not less favorable to the Debentureholders than the provisions of the agreements in effect on July

31, 1996 relating to the indebtedness which is being extended or refinanced, or
(iii) agreements relating to Subsidiaries acquired after July 31, 1996 which are in effect when those Subsidiaries are acquired by the Corporation and were not entered into in anticipation of the Subsidiaries' being acquired by the Corporation.

                                    ARTICLE FIVE.

                                SUCCESSOR CORPORATION

SECTION 5.01. WHEN CORPORATION MAY MERGE, ETC.

    The Corporation will not consolidate with or merge into, or transfer all or substantially all of its assets to, another corporation unless (a) the resulting, surviving or transferee corporation assumes by supplemental indenture in form and substance satisfactory to the Trustee all the obligations of the Corporation under the Debentures and this Indenture, (b) the consolidated net worth of the resulting, surviving or transferee corporation and its subsidiaries immediately after the consolidation, merger or transfer will be at least as great as the consolidated net worth of the Corporation and its subsidiaries immediately before the consolidation, merger or transfer and (c) there is not Event of Default at the time of the consolidation, merger or transfer and there will not be one immediately following the consolidation, merger or transfer. At the time of any such assumption, all the obligations of the predecessor corporation will terminate. In connection with any consolidation, merger or transfer contemplated by this Section 5.01, the Corporation shall deliver or cause to be delivered to the Trustee, in form and substance satisfactory to the Trustee, an Officer's Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been complied with.


                                     ARTICLE SIX.

                                DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

    An "Event of Default" occurs if:

         (1) the Corporation defaults in the payment of interest on any Debenture when it becomes due and payable and the default continues for a period of 30 days;

         (2) the Corporation defaults in the payment of the principal of any Debenture when it becomes due and payable at maturity, upon redemption or otherwise;

         (3) the Corporation fails to comply with any of its other agreements in the Debentures or this Indenture and the default continues for the period and after the notice specified below;

         (4) the Corporation pursuant to or within the meaning of any Bankruptcy Law:

              (A)  commences a voluntary case,

              (B) consents to the entry of an order for relief against it in an involuntary case,

              (C) consents to the appointment of a Custodian of it or for any substantial part of its property,

              (D)  makes a general assignment for the benefit of its creditors;

         (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (A) grants relief against the Corporation in an involuntary case brought against it,

              (B) appoints a Custodian of the Corporation or for any substantial part of its property, or

              (C) orders the liquidation of the Corporation, and the order or decree remains unstayed and in effect for 90 days.

         (6) Default by the Corporation under any instrument relating to Senior Indebtedness beyond any period of grace which is not cured or waived.

    The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

    A default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Debentures notify the Corporation of the default and the Corporation does not cure the default within 90 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default".

SECTION 6.02. ACCELERATION.

    If an Event of Default occurs, while it is continuing the Trustee or the Holders of at least 25% in principal amount of the outstanding Debentures by notice to the Corporation may declare the principal of and accrued interest on all the Debentures to be due and payable immediately. The Holders of a majority in principal amount of the Debentures by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived and if the rescission would not conflict with any judgment or decree.

SECTION 6.03. OTHER REMEDIES.

    If an Event of Default occurs, while it is continuing the Trustee may pursue any available remedy by proceeding at law or in equity to collect any overdue payment of principal or interest on the Debentures or to enforce the performance of whatever other defaulted provision of the Debentures or this Indenture led to the Event of Default.

    The Trustee may maintain a proceeding even if the Trustee does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Debentureholder in exercising any right or remedy accruing by reason of an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. WAIVER OF PAST DEFAULTS.

    Subject to Section 9.02, the Holders of a majority in principal amount of the outstanding Debentures may waive an existing Default or Event of Default and its consequences. When a Default or Event of Default is waived, it is cured and stops continuing.

SECTION 6.05. CONTROL BY MAJORITY.

    The Holders of a majority in principal amount of the outstanding Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of other Debentureholders, or that may involve the Trustee in personal liability.

SECTION 6.06. LIMITATION ON SUITS.

    A Debentureholder may not pursue any remedy with respect to this Indenture or the Debentures unless:

         (1) the Holder gives the Trustee written notice of a continuing Event of Default;

         (2) the Holders of at least 25% in principal amount of the Debentures make a written request to the Trustee to pursue the remedy;

         (3) the Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; and

         (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity.

    A Debentureholder may not use this Indenture to prejudice the right of another Debentureholder or to obtain a preference or priority over another Debentureholder.

SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

    Notwithstanding any other provision of this Indenture, the right of any Debentureholder to receive payment of principal and interest on the Debenture, on or after the respective due dates expressed in the Debenture, or to bring suit for the enforcement of any such payment on or after those respective dates, will not be impaired or affected without the consent of the Debentureholder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

    If an Event of Default in payment of interest or principal specified in
Section 6.01(l) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Corporation for any principal or interest which is due but unpaid and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and allowances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

    The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Debentureholders allowed in any judicial proceedings relative to the Corporation, its including the compensation, expenses, disbursements and advances of the Trustee its agents and counsel, creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and the custodian in any such judicial proceedings is hereby authorized by each Debentureholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. PRIORITIES.

    If the Trustee collects any money pursuant to this Article, it will pay out the money in the following order:

         First:  to the Trustee for amounts due under Section 7.07;

         Second: to Debentureholders for amounts due and unpaid on the Debentures for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal and interest, respectively; and

         Third:  to the Corporation.

    The Trustee may fix a record date and payment date for any payment to Debentureholders.

SECTION 6.11. UNDERTAKING FOR COSTS.

    In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit; and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the Debentures.


                                    ARTICLE SEVEN.

                                       TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

    (a) If an Event of Default actually known to the Trustee has occurred and is continuing, the Trustee will exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

    (b)  Except during the continuance of an Event of Default:

         (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

         (2) In the absence of bad faith on its part, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture as to the truth of the statements and the correctness of the opinions expressed in them. The Trustee, however, will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

    (c) The Trustee will not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct,except that:

         (1) This paragraph does not limit the effect of paragraph (b) of this Section.

         (2) The Trustee will not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

         (3) The Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

    (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

    (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

    (f) The Trustee will not be liable for interest on any money received by it, except as the Trustee may otherwise agree with the Corporation.

SECTION 7.02. RIGHTS OF TRUSTEE.

    (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

    (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an opinion of counsel of the Corporation. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or opinion.

    (c) The Trustee may act through agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

    (d) The Trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

SECTION 7.03. TRUSTEE'S DISCLAIMER.

    The Trustee makes no representation as to the validity or adequacy of this Indenture or the Debentures, it will not be accountable for the Corporation's use of the proceeds from the Debentures or any money paid to the Corporation or upon the Corporation's direction under any provision hereof, it will not be responsible for the use or application of any monies received by any Paying Agent other than the Trustee and it will not be responsible for any statement in the Debentures, in this Indenture, or in any prospectus used in the sale of the Debentures, other than its certificate of authentication.

SECTION 7.04. INDIVIDUAL RIGHTS OF TRUSTEE, ETC.

    The Trustee in its individual or any other capacity may become the owner or pledgee of securities and may otherwise deal with the Corporation with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.05. NOTICE OF DEFAULTS.

    If a Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to each Debentureholder notice of the Default within 90 days after it occurs. Except in the case of a default in payment on any Debenture, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Debentureholders.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS.

    Within 60 days after each [    ] beginning with the [   ] following the
date of this Indenture, the Trustee will mail to each Debentureholder a brief
report dated as of the [    ] that complies with TIA Section 313(a).  The
Trustee also will comply with TIA Section 313(b) and 313(c).

    At the time each report is mailed to Debentureholders, the Trustee will file a copy of it with the SEC and each stock exchange on which the Debentures are listed.

SECTION 7.07. COMPENSATION AND INDEMNITY.

    The Corporation will pay to the Trustee from time to time reasonable compensation for its services. The Corporation will reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). Those expenses may include the reasonable compensation and expenses of the Trustee's agents and attorneys. The Corporation will indemnify the Trustee against any loss or liability incurred by it. The Trustee will notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of its negligence or bad faith.

    To secure the Corporation's payment obligations in this Section, the Trustee will have a lien prior to the Debentures on all money or property held or collected by the Trustee, except money or property held in trust to pay principal and interest on particular Debentures.

    When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

    The Trustee may resign by so notifying the Corporation. The Holders of a majority in principal amount of the outstanding Debentures may remove the Trustee by so notifying the removed Trustee and may appoint a successor Trustee with the Corporation's consent. The Corporation may remove the Trustee if:

         (1)  the Trustee fails to comply with Section 7.10;

         (2)  the Trustee is adjudged a bankrupt or an insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property;

         (4)  the Trustee otherwise becomes incapable of acting; or

         (5) the Trustee fails to perform its duties, obligations and responsibilities under this Indenture in any material respect.

    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Corporation will promptly appoint a successor Trustee.

    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Corporation. Immediately after that, the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee will mail notice of its succession to each Debentureholder.

    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Corporation or the Holders of a majority in outstanding principal amount of the Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

    If the Trustee fails to comply with Section 7.10, any Debentureholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

    Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Corporation's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

    If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the resulting, surviving or transferee corporation without any further act will be the successor Trustee.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

    This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee will have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee will comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST CORPORATION.

    The Trustee will comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed will be subject to TIA Section 311(a) to the extent indicated.

                                    ARTICLE EIGHT.

                                DISCHARGE OF INDENTURE

SECTION 8.01. TERMINATION OF CORPORATION'S OBLIGATIONS.

    The Corporation at any time may terminate its obligation to pay an instalment of principal or interest if it deposits with the Trustee money or U.S. Government Obligations sufficient to pay the instalment when due. The Corporation will designate the instalment.

    The Corporation at any time may terminate all of its obligations under the Debentures and this Indenture if:

         (1) The Corporation irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, money or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the Debentures on the stated date for payment thereof or on the applicable redemption date, as the case may be PROVIDED that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Debentures.

         (2) No Default or Event of Default with respect to the Debentures shall have occurred and be continuing on the date of such deposit or insofar as Sections 6.01(4) and 6.01(5) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit.

         (3) Such deposit shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries is bound.
         (4) The Corporation shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Corporation with the intent of preferring the Holders over any other creditors of the Corporation or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Corporation.

         (5) The Corporation shall be delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the deposit have been complied with.

         (6) The Corporation shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of any holders of Senior Indebtedness ofthe Corporation, and (ii) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Corporation, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law.

         (7) The Corporation shall have paid or duly provided for payment under terms satisfactory to the Trustee all amounts otherwise due to the Trustee pursuant to Section 7.07.

    The Corporation's obligations, however, in paragraph 9 of the Debentures, in Sections 2.03, 2.04, 2.05, 2.06, 2.07, and 7.07, and in Article 11 will survive until the Debentures are no longer outstanding. Thereafter, the Corporation's obligations in paragraph 9 of the Debentures and in Section 7.07 of the Indenture will survive.

    Before or after a deposit the Corporation may make arrangements satisfactory to the Trustee for the redemption of Debentures at a future date in accordance with Article 3.

    An instalment of principal or interest will be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money sufficient to pay the instalment.

    In order to have money available on payment dates to pay principal or interest on the Debentures, all U.S. Government Obligations will be payable as to principal or interest at least one day before the payment dates in amounts sufficient to provide the necessary money. U.S. Government Obligations will not be callable at the issuer's option.

    "U.S. Government Obligations" means

    (a) direct obligations of the United States for the payment of which its full faith and credit is pledged, or

    (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States.

SECTION 8.02. APPLICATION OF TRUST MONEY.

    The Trustee will hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It will apply the deposited money and the money from U.S. Government Obligations through the Paving Agent and in accordance with this Indenture to the payment of principal and interest on the Debentures. The Trustee shall be under no obligation to invest said money or proceeds of U.S. Government Obligations except as it may agree with the Corporation.


    The Corporation shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 8.01 hereof or the principal and interest received in respect thereof.

SECTION 8.03. REPAYMENT TO CORPORATION.

    The Trustee and the Paying Agent will promptly pay to the Corporation, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officer's Certificate, any excess money or Debentures held by them at any time. The Trustee and the Paying Agent will pay to the Corporation any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Corporation, Debentureholders entitled to such money must look to the Corporation for payment as general creditors unless an applicable law specifies otherwise.

    If the Trustee or Paying Agent is unable to apply any money or proceeds of U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporations's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; PROVIDED that if the Corporation has made any payment of interest on or principal of any Debentures because of the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the Debentureholders to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE NINE.

                         AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. WITHOUT CONSENT OF HOLDERS.

    The Corporation may amend or supplement this Indenture or the Debentures without notice to or consent of any Debentureholder:

         (1)  to cure any ambiguity, omission, defect or inconsistency;

         (2)  to comply with Article 3;

         (3) to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

         (4) to make any change that does not adversely affect the rights of any Debentureholder; or

         (5)  to comply with the TIA.

    The Trustee may waive compliance by the Corporation with any provision of this Indenture or the Debentures without notice to or consent of any Debentureholder if the waiver does not adversely affect the rights of any Debentureholder.

SECTION 9.02. WITH CONSENT OF HOLDERS.

    The Corporation may amend or supplement this Indenture or the Debentures without notice to any Debentureholder upon the written consent of the Holders of a majority in principal amount of the outstanding Debentures. The Holders of a majority in principal amount of the outstanding Debentures may waive compliance by the Corporation with any provision of this Indenture or the Debentures without notice to any Debentureholder. Without the consent of each Debentureholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

         (1) reduce the amount of Debentures whose Holders must consent to an amendment, supplement or waiver;

         (2) reduce the rate or extend the time for payment of interest on any Debenture;

         (3) reduce the principal of or extend the fixed maturity of any Debenture;

         (4)  reduce the redemption price stated in any Debenture;

         (5) make any Debenture payable in money other than that stated in the Debenture; or

         (6)  impair the right to convert any Debenture into Common Stock.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

    Every amendment to or supplement of this Indenture or the Debentures must comply with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

    A consent to an amendment, supplement or waiver by a Holder of a Debenture will bind the Holder and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. Any such Holder or subsequent Holder, however, may revoke the consent as to his or her Debenture or portion of a Debenture. The Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.

    After an amendment, supplement or waiver becomes effective, it will bind every Debentureholder unless it makes a change described in clause (2), (3),
(4), (5) or (6) of Section 9.02. In that case the amendment, supplement or waiver will bind each Holder of a Debenture who has consented to it and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture.

SECTION 9.05. NOTATION ON OR EXCHANGE OF DEBENTURES.

    If an amendment, supplement or waiver changes the terms of a Debenture, the Trustee may require the Holder of the Debenture to deliver it to the Trustee. The Trustee, as instructed in writing by the Corporation, may place an appropriate notation on the Debenture about the changed terms and return it to the Holder. Alternatively, if the Corporation or the Trustee so determines, the Corporation will issue in exchange for the Debenture and the Trustee will authenticate a new Debenture that reflects the changed terms. Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

    The Trustee will sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities, or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, if requested, an indemnity satisfactory to it in its sole discretion and to receive, and shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel stating that such amendment, supplement or waiver is authorized and permitted by this Indenture. The

Corporation may not sign an amendment or supplement until the Board of Directors of the Corporation approves it.


                                     ARTICLE TEN.

                             SUBORDINATION OF DEBENTURES

SECTION 10.01. SUBORDINATION TO SENIOR INDEBTEDNESS.

    The indebtedness evidenced by the Debentures, including their principal, premium, and the interest on them, will be subordinate and subject in right of payment, to the extent and in the manner set forth in this Article, to the prior payment in full of all Senior Indebtedness, and each Debentureholder by accepting the Debentures agrees to and will be bound by the provisions of this
Article 10.

    "Senior Indebtedness" means the principal of, premium, if any, and interest on, and any other payment due with regard to, any of the following:

         (a) all indebtedness of the Corporation for borrowed money (including any indebtedness secured by a mortgage or other lien which is (i) given to secure all or part of the purchase price of the property which is subject to the mortgage or lien, whether given to the vendor of that property or to another, or (ii) existing on property at the time it is acquired by the Corporation);

         (b) all indebtedness of the Corporation evidenced by notes, debentures, bonds or other securities sold by the Corporation for money or issued by the Corporation in exchange for Senior Indebtedness;

         (c) all lease obligations of the Corporation which are capitalized on the books of the Corporation in accordance with generally accepted accounting principles;

         (d) all indebtedness of others of the kinds described in either clauses (a) or (b) and all lease obligations of the kind described in clause (c) assumed or guaranteed in any manner by the Corporation or in effect guaranteed by the Corporation through an agreement to purchase (which may be contingent); and

         (e) all renewals, extensions, refundings, deferrals, amendments or modifications of indebtedness of the kinds described in clauses (a), (b) and (d) and all renewals or extensions of lease obligations of the kinds described in clauses (c) or (d);

unless, in the case of any particular indebtedness or lease obligation, the applicable instrument or lease, or document by which the Corporation assumes or guarantees the indebtedness or lease obligation, expressly states that the indebtedness or lease obligation is not Senior Indebtedness with regard to the Debentures. Notwithstanding the foregoing, Senior Indebtedness will not include any indebtedness or lease obligations of the Corporation to a Subsidiary.

SECTION 10.02. PRIORITY OF SENIOR INDEBTEDNESS UPON MATURITY.

    Upon the maturity of Senior Indebtedness by lapse of time, acceleration or otherwise, all Senior Indebtedness which has matured will be paid in full in cash, or provision made for its payment, before any payment is made on account of the principal of, premium, if any, or interest on the indebtedness evidenced by the Debentures.

SECTION 10.03. EFFECT OF DEFAULT IN PAYMENT OF SENIOR INDEBTEDNESS.

    Subject to the provisions of Section 10.09, (a) no payment on account of principal or interest on the Debentures will be made unless full payment of amounts then due for principal, sinking funds, and interest on all Senior Indebtedness has been made or duly provided for in money, and (b) no payment on account of principal or interest on the Debentures will be made if, at the time of the payment or immediately after giving effect to it (i) there will exist a default in the payment of principal, sinking funds or interest with respect to any Senior Indebtedness, or (ii) there will have occurred an event of default (other than a default in the payment of principal, sinking funds or interest) with respect to any Senior Indebtedness, as defined in the instrument under which the Senior Indebtedness is outstanding, permitting the holders of the Senior Indebtedness to accelerate its maturity, and that event of default will not have been cured or waived or ceased to exist, and (iii) the holders of the Senior Indebtedness will not have failed to accelerate the maturity of the Senior Indebtedness because of the event of default within 120 days after the event of default occurs.

SECTION 10.04. PRIORITY OF SENIOR INDEBTEDNESS UPON DISTRIBUTION OR LIQUIDATION.

    Upon any distribution of the assets of the Corporation as a result of any dissolution, winding up, liquidation or reorganization of the Corporation (whether in bankruptcy, insolvency, reorganization or receivership proceedings, or in connection with an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Corporation, or otherwise),

         (a) all Senior Indebtedness will first be paid in full in cash, or provision made for its payment, before any payment is made on account of the principal of and premium, if any, or interest on the indebtedness evidenced by the Debentures;

         (b) any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, to which the Debentureholders or the Trustee would be entitled except for the provisions of this Article 10, will be paid or delivered by the Corporation or by any trustee in bankruptcy, receiver, assignee for benefit of creditors, or other liquidating agent making the payment or distribution, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness, or provision for payment or distribution to them; and

    (c) if, notwithstanding the foregoing, any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, is received by the Trustee or the Debentureholders before all Senior Indebtedness is paid in full, or provision made for its payment, that payment or distribution will be held in trust for the benefit of, and will be paid over or delivered to, the holders of the Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, ratably as described above, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness, or provision, for payment or distribution to them. For purposes of Sections 10.02 and 10.04, the words "cash, property or securities" will not be deemed to include shares of stock of the Corporation as reorganized or readjusted, or securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 10 with respect to the Debentures to the payment of all Senior Indebtedness which may at the time be outstanding, provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without their consent, altered by the reorganization or readjustment.

    (d) The provisions of this Section will not apply to any payment by the Corporation to the Trustee under any of the provisions of Section 7.07.

SECTION 10.05. SUBROGATION OF DEBENTUREHOLDERS TO RIGHTS OF SENIOR INDEBTEDNESS.

    Subject to the payment in full of all Senior Indebtedness, the Debentureholders will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Corporation made on the Senior Indebtedness until the principal of, premium, if any, and interest on the Debentures is paid in full. For purposes of that subrogation, no payments or distributions to the holders of Senior Indebtedness of cash, property or securities which, except for the provisions of this Article 10 would be payable or distributable to the Debentureholders, will, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the Debentureholders, be deemed to be payments by the Corporation to or on account of the Senior Indebtedness, it being understood that the provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Debentureholders, on the one hand, and the holders of Senior Indebtedness, on the other.

SECTION 10.06. CORPORATION'S OBLIGATION TO PAY UNCONDITIONAL.

    Nothing contained in this Article 10 or elsewhere in this Indenture, or in the Debentures, is intended to or will impair, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the Debentureholders, the obligation of the Corporation, which is absolute and unconditional, to pay to the Debentureholders the principal of (premium, if any, on) and interest on the Debentures, as and when they become due and payable in accordance with their terms, or to affect the relative rights of the Debentureholders and creditors of the Corporation other than the holders of the Senior Indebtedness, nor will anything in this Article 10 or elsewhere in this Indenture prevent the Trustee or any Debentureholder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Senior Indebtedness in respect of cash, property or securities of the Corporation received upon the exercise of any such remedy.

SECTION 10.07. RELIANCE BY TRUSTEE UPON CERTIFICATE.

    Upon any payment or distribution of assets of the Corporation referred to in this Article 10, the Trustee, subject to the provisions of Section 7.01, will be entitled to rely upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making the payment or distribution, delivered to the Trustee, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Corporation, the amount of that indebtedness or payable with regard to it, the amount or amounts paid or distributed with regard to it and all other facts pertinent to it or to this Article 10.

SECTION 10.08. AUTHORIZATION OF TRUSTEE TO EFFECT SUBORDINATION.

    Each Debentureholder by his or her acceptance of the Debentures authorizes the Trustee in his or her behalf to take whatever action may be necessary or appropriate to effectuate the subordination provided in this Article 10 and appoints the Trustee his or her attorney-in-fact for any and all such purposes. See Section 10.11.

SECTION 10.09. NOTICE TO TRUSTEE OF SENIOR INDEBTEDNESS.

    The Corporation will give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Corporation and of any fact known to the Corporation which could prohibit the making of any payment to or by the Trustee in respect of the Debentures pursuant to the provisions of this Indenture. The Trustee, subject to the provisions of Section 7.01, will be entitled to assume that no such event has occurred unless the Corporation, or any one or more holders of Senior Indebtedness or any trustee for them has given that notice to the Trustee at its principal corporate trust office. Notwithstanding any of the provisions of this Article 10 or any other provision of this Indenture, the Trustee will not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee, unless and until the Trustee has received written notice of them at its principal corporate trust office from the Corporation or from one or more holders of Senior Indebtedness or from any trustee for them; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, will be entitled in all respects to assume that no such facts exist; provided, that, if on the earlier of (i) the date on which notice of redemption of any Debentures is given in accordance with Article 3 or (ii) a date not less than three business days prior to the date upon which moneys may become payable under this Indenture or the Debentures for any purpose (including, without limitation, the payment of the principal, premium, if any, or interest on any Debenture) the Trustee has not received the notice described in this Section 10.09, then, anything in this Indenture to the contrary notwithstanding, the Trustee will have full power and authority to receive the moneys and to apply them to the purpose for which they were received, and will not be affected by any notice to the contrary which may subsequently be received by it.

SECTION 10.10. INDENTURE PROVISIONS SUBJECT TO THIS ARTICLE.

    All the provisions of this Indenture are subject to the provisions of this
Article 10.

SECTION 10.11. TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS.

    The Trustee will be entitled to all the rights set forth in this Article 10 in respect of any Senior Indebtedness at any time held by it in its individual capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture will affect the right of the Trustee to retain for its own account payments made on Senior Indebtedness held by the Trustee for its own account. The Trustee will not have any duty to the holders of Senior Indebtedness, and will not be liable to any of them, if the Trustee will pay over or distribute to Debentureholders or the Corporation or any other person moneys or assets or securities to which any holder of Senior Indebtedness is entitled by virtue of this Article 10 or otherwise. The Trustee shall not be deemed to have any fiduciary duty to any holder of Senior Debt. No implied covenant, or obligation, with respect to any holder of Senior Debt shall be read into this Indenture.

                                   ARTICLE ELEVEN.

                               CONVERSION OF DEBENTURES

SECTION 11.01. CONVERSION PRIVILEGE.

    Any Debentureholder will have the right, at his or her option, at any time prior to the maturity of the Debentures (except that, with respect to any Debentures called for redemption, the right will terminate at the close of business on the fifth business day prior to the redemption date of Debentures unless the Corporation defaults in the payment due upon the redemption), to convert the principal amount of the Debentures, or any portion of the principal amount which is $1000 or any integral multiple of that amount, into shares of Common Stock at the conversion price in effect at the time of conversion.

    The number of shares of Common Stock issuable upon a conversion will be equal to the result of dividing the principal amount of the Debenture to be converted by the conversion price. The Corporation will make no payment or adjustment on account of accrued interest on

Debentures surrendered for conversion or on account of dividends on Common Stock issued on conversion.

SECTION 11.02. ISSUANCE OF COMMON STOCK ON CONVERSION.

    (a) In order to exercise the conversion privilege with regard to a Debenture, the Debentureholder must surrender the Debenture to the Trustee with the conversion notice completed and executed. If the shares issuable on conversion are to be issued in a name other than that of the Debentureholder, the Debenture must be accompanied by an instrument of transfer in form satisfactory to the Corporation duly executed by the Debentureholder. In addition, if a Debenture is surrendered for conversion between the close of business on the record date for a payment of interest and the opening of business on the day the interest is to be paid (unless the redemption date as to the Debenture is during that period), the Debenture must be accompanied by a payment equal to the interest which will be payable on the interest payment date with regard to the principal amount of the Debenture being exchanged.

    (b) As promptly as practicable after the surrender of a Debenture for conversion, the Corporation will issue and will deliver to the Debentureholder at the address shown on the Debenture Register, or such other address as the Debentureholder may specify when the Debenture is surrendered, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion. Any fractional interest in respect of a share of Common Stock arising upon a conversion will be settled as provided in Section 11.03.

    (c) Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which all the conditions specified in
Section 11.02(a) have been satisfied, and the person in whose name a certificate for shares of Common Stock is to be issued upon a conversion will be deemed to have become the holder of record of the shares of Common Stock represented by that certificate at that time. All shares of Common Stock delivered upon conversion of Debentures will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of Debentures for conversion and compliance with all the other requirements of Section 11.02(a), the Debenture will no longer be deemed to be outstanding and all rights of the Debentureholder with respect to the Debenture will immediately terminate, except the right to receive the Common Stock or other securities, cash or other assets to be issued or distributed as a result of the conversion.

SECTION 11.03. NO FRACTIONAL SHARES TO BE ISSUED.

    No fractional shares of Common Stock will be issued upon conversion of Debentures. Any fractional interest in a share of Common Stock resulting from conversion of a Debenture will be paid in cash (computed to the nearest cent) based on the Current Market Price (as defined in Section 11.04(h)) of the Common Stock on the Trading Day (as defined in Section 11.04(h)) next preceding the day of conversion. If more than one Debenture is surrendered for conversion at substantially the same time by the same Debentureholder, the number of full shares of Common Stock issuable upon the conversion will be computed on the basis of all the Debentures surrendered at that time by that Debentureholder.

SECTION 11.04. CONVERSION PRICE.

    The "Conversion Price" per share of Common will initially be $      , and
                                                                  ------
will be adjusted as follows from time to time if any of the events described
below occurs after        .
                   -------
    (a) If the Corporation (A) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (B) subdivides its outstanding Common Stock into a greater number of shares, or (C) combines its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to that event will be adjusted so that the holder of a Debenture surrendered for conversion after that event will receive the number of shares of Common Stock of the Corporation which the holder would have owned if the Debenture had been converted immediately before the happening of the event (or, if there is more than one such event, if the Debenture had been converted immediately before the first of those events and the holder had retained all the Common Stock or other securities or assets received after the conversion). An adjustment made pursuant to this Section 11.04(a) will become effective immediately after the record date in the case of a dividend or distribution, except as provided in Section 11.04(k), and will become effective immediately after the effective date in the case of a subdivision or combination. If a dividend or distribution is declared but is not paid or made, the Conversion Price then in effect will be appropriately readjusted. However, a readjustment of the Conversion Price will not affect any conversion which takes place before the readjustment.

    (b) If the Corporation issues rights or warrants to the holders of its Common Stock as a class entitling them (for a period expiring within 60 days after the record date for issuance of the rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the Conversion Price at the record date for the determination of stockholders entitled to receive the rights or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect immediately before the issuance of the rights or warrants will be reduced so that it will be the amount determined by multiplying the Conversion Price in effect immediately before the record date for the issuance of the rights or warrants by a fraction of which the numerator is the number of shares of Common Stock outstanding on the record date for the issuance of the rights or warrants plus the number of shares of Common Stock which the aggregate exercise price of all the rights or warrants would purchase at the Conversion Price at that record date, and of which the denominator is the number of shares of Common Stock outstanding on the record date for the issuance of the rights or warrants plus the number of additional shares of Common Stock issuable on exercise of all the rights or warrants. The adjustment provided for in this
Section 11.04(b) will be made successively whenever any rights or warrants are issued, and will become effective immediately, except as provided in Section 11.04(j) after each record date. In determining whether any rights or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at less than the Conversion Price, and in determining the aggregate sale price of the shares of Common Stock issuable on the exercise of the rights or warrants, there will be taken into account any consideration received by the Corporation for the rights or warrants, with the value of that consideration, if other than cash, to be determined by the Board of Directors of the Corporation (whose determination, if made in good faith, will be conclusive). If any rights or warrants which lead to an adjustment of the Conversion Price expire or terminate without having been exercised, the Conversion Price then in effect will be appropriately readjusted. However, a readjustment of the Conversion Price will not affect any conversions which take place before the readjustment.

    (c) If the Corporation distributes to the holders of its Common Stock as a class any shares of capital stock of the Corporation (other than Common Stock) or evidences of indebtedness or assets (other than cash dividends or distributions of cash paid from retained earnings of the Corporation) or rights or warrants (other than those referred to in Section 11.04(b) to subscribe for or purchase any of its securities, then, in each such case, the Conversion Price will be reduced so that it will equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date for the distribution by a fraction of which the numerator is the Current Market Price of the Common Stock on the record date for the distribution less the then fair market value (as determined by the Board of Directors, whose determination, if made in good faith, will be conclusive) of the capital stock, evidences of indebtedness, assets, rights or warrants which are distributed with respect to one share of Common Stock, and of which the denominator is the Current Market Price of the Common Stock on that record date. Each adjustment will, except as provided in Subparagraph 5(d)(x), become effective immediately after the record date for the determination of the stockholders entitled to receive the distribution. If any distribution is declared but not made, or if any rights or warrants expire or terminate without having been exercised, effective immediately after the decision is made not to make the distribution or the rights or warrants expire or terminate, the Conversion Price then in effect will be appropriately readjusted. However, a readjustment will not affect any conversions which take place before the readjustment.

    (d) If the Corporation issues or sells any equity or debt securities which are convertible into or exchangeable for shares of Common Stock ("Convertible Securities") or any rights, options (other than stock options issued to employees or directors of the Corporation or its subsidiaries under a plan approved by the Corporation's stockholders) or warrants to purchase Common Stock at a conversion, exchange or exercise price per share which is less than the Conversion Price, unless the provisions of Section 11.04(b) or (c) are applicable, the Corporation will be deemed to have issued or sold, on the later of the date on which the Convertible Securities, rights, options or warrants are issued or the date on which they first may be converted, exchanged or exercised, the maximum number of shares of Common Stock into or for which the Convertible Securities may be converted or exchanged or which are issuable upon the exercise of the rights, options or warrants immediately prior to the close of business on the later of the date on which the Convertible Securities, rights, options or warrants are issued or the date on which they may first be converted, exchanged or exercised, and no further adjustment of the Conversion Price will be made as a result of the actual issuance of shares of Common Stock upon conversion, exchange or exercise of the Convertible Securities, rights, options or warrants. If any Convertible Securities, rights, options or warrants to which this paragraph applies are redeemed, retired or otherwise extinguished or expire without any shares of Common Stock having been issued upon conversion, exchange or exercise of them, effective immediately after the Convertible Securities, rights, options or warrants expire, the Conversion Price then in effect will be readjusted to what it would have been if those Convertible Securities, rights, options or warrants had not been issued. However, a readjustment will not affect any conversion, exchange or exercise which takes place before the readjustment.

    (e) For the purposes of this Section, (i) the price of shares of Common Stock issued or sold upon conversion or exchange of Convertible Securities or upon exercise of rights, options or warrants will be (A) the consideration paid to the Corporation for the Convertible Securities, rights, options or warrants, plus (B) the consideration paid to the Corporation upon conversion, exchange or exercise of the Convertible Securities, rights, options or warrants, with the value of the consideration, if other than cash, to be determined by the Board of Directors of the Corporation (whose determination, if made in good faith, will be conclusive) and (y) any change in the conversion or exchange price of Convertible Securities or the exercise price of rights, options or warrants will be treated as an extinguishment, when the change becomes effective, of the Convertible Securities, rights, options or warrants which had the old conversion, exchange or exercise price and an immediate issuance of new Convertible Securities, rights, options or warrants with the new conversion, exchange or exercise price.

    (f) If the Corporation issues or sells any Common Stock (other than (i) on conversion or exchange of Convertible Securities or exercise of rights, options or warrants to which Section 11.04(b), (c) or (d) applies), (ii) on exercise of warrants which are outstanding on July 31, 1996, or (iii) on exercise of stock options issued to employees or directors of the Corporation or its subsidiaries under a plan approved by the Corporation's stockholders) for a consideration per share less than the Conversion Price on the date of the issuance or sale (or on exercise of options or warrants, for less than the Conversion Price on the day the options or warrants are issued), upon consummation of the issuance or sale, the Conversion Price in effect immediately prior to the issuance or sale will be adjusted so it will equal the amount determined by multiplying that Conversion Price by a fraction of which the numerator is the number of shares of Common Stock outstanding immediately prior to the issuance or sale plus the number of shares of Common Stock which the aggregate consideration received by the Corporation as a result of the issuance or sale could have purchased at the Conversion Price in effect on the date of the issuance or sale, and of which the denominator is the number of shares of Common Stock outstanding immediately prior to the issuance or sale plus the number of additional shares of Common Stock issued or sold.

    (g) If there is a reclassification or change of outstanding shares of Common Stock (other than a change in par value, or as a result of a subdivision or combination), or a merger or consolidation of the Corporation with any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock, or a sale or transfer of all or substantially all of the assets of the Corporation, upon any subsequent conversion of a Debenture, the Debentureholder will be entitled to receive the kind and amount of securities, cash and other property which the Debentureholder would have received if the Debentureholder had converted the Debenture into Common Stock immediately before the first of those events and had retained all the securities, cash and other assets received as a result of all those events.

    (h) For the purpose of any computation under this Section 11.04, the "Current Market Price" of the Common Stock on a date will be the average of the last reported sale prices per share of the Common Stock each a of the twenty consecutive Trading Days (as defined below) preceding the date of the computation. The last reported sale price of the Common Stock on a day will be
(i) the last reported sale price of the Common Stock on the principal stock exchange on which the Common Stock is listed, or (ii) if the Common Stock is not listed on a stock exchange, the last reported sale price of the Common Stock on the principal automated securities price quotation system on which sale prices of the Common Stock are reported, or (iii) if the Common Stock is not listed on a stock exchange and sale prices of the Common Stock are not reported on an automated quotation system, the mean of the high bid and low asked price quotations for the Common Stock as reported by National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding Trading Days. If the Common Stock is not traded or quoted as described in any of clause (i), (ii) or (iii), the Current Market Price of the Common Stock on a day will be the fair market value of the Common Stock on that day as determined by a member firm of the New York Stock Exchange, Inc. selected by the Board of Directors. As used with regard to the Debentures, the term "Trading Day" means
(x) if the Common Stock is listed on at least one stock exchange, a day on which there is trading on the principal stock exchange on which the Common Stock is listed, (y) if the Common Stock is not listed on a stock exchange, but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the Common Stock is not listed on a stock exchange and sale prices of the Common Stock are not reported on an automated quotation system, a day on which quotations are reported by National Quotation Bureau Incorporated.

    (i) No adjustment in the Conversion Price will be required unless the adjustment would require a change of at least 3% in the Conversion Price; PROVIDED, HOWEVER, that any adjustments which are not made because of this paragraph will be carried forward and taken into account in any subsequent adjustment; and PROVIDED, FURTHER, that any adjustment must be made in accordance with this Section 11.04 (without regard to this paragraph not later than the time the adjustment may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. All calculations under this Section 11.04 will be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

    (j) Whenever the Conversion Price is adjusted, the Corporation will promptly send each Debentureholder a notice of the adjustment of the Conversion Price setting forth the adjusted Conversion Price, and the date on which the adjustment becomes effective and containing a brief description of the events which caused the adjustment.

    (k) In any case in which this Section 11.04 provides that an adjustment will become effective immediately after a record date for an event, the Corporation may defer until the occurrence of the event (i) issuing to the holder of any Debenture converted after the record date and before the occurrence of the event the additional shares of Common Stock issuable upon the conversion by reason of the adjustment over and above the Common Stock issuable upon the conversion before giving effect to the adjustment and (ii) paying to the Debentureholder any cash in lieu of a fractional share pursuant to Section 11.03.

    (l)  If:

         (i) the Corporation declares a dividend (or any other distribution) on the Common Stock (other than in cash out of retained earnings); or

       (ii) the Corporation authorizes the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

      (iii) the Corporation issues, or changes the conversion, exchange or exercise price of, any Convertible Securities, rights, options (other than stock options issued to employees or directors of the Corporation or its subsidiaries under a plan approved by the Corporation's stockholders) or warrants; or

        (iv) the Corporation sells any Common Stock for less than the Conversion Price on the date of the sale; or

         (v) there is any reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger, or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation; or

         (vi) there is a voluntary or an involuntary dissolution, liquidation or winding up of the Corporation; then the Corporation will mail to the Debentureholders with a copy to the Trustee at least 15 days before the applicable date specified below, a notice stating the applicable one of (A) the date on which a record is to be taken for the purpose of the dividend, distribution or grant of rights or warrants, or, if no record is to be taken, the date as of which the holders of Common Stock of record who will be entitled to the dividend, distribution or rights or warrants will be determined, (B) the date on which it is expected the Convertible Securities will be issued or the date on which the change in the conversion, exchange or exercise price of the Convertible Securities, rights, options or warrants will be effective, (C) the date on which the Corporation anticipates selling Common Stock for less than the Conversion Price on the date of the sale (except that no notice need be given of the anticipated date of sale of Common Stock upon exercise of options or warrants which have been described in a notice to the Debentureholders given at least 15 days before the options or warrants are exercised), or (D) the date on which the reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice or any defect in the notice will not affect the legality or validity of the reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up.

SECTION 11.05. RESERVATION OF SHARES FOR CONVERSION; LEGALITY OF SHARES.

    (a) The Corporation will at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued shares of Common Stock or the issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the

Debentures the maximum number of shares of Common Stock which the Corporation would be required to deliver upon the conversion of all the outstanding Debentures. For the purposes of this Section 11.05 the number of shares of Common Stock which the Corporation would be required to deliver upon the conversion of all the outstanding Debentures will be computed as if at the time of the computation all the outstanding Debentures were held by a single Debentureholder.

    (b) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Debentures the Corporation will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at the adjusted Conversion Price.

    (c) The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Debentures, prior to the delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of delivery.

    (d) Prior to the delivery of any securities which the Corporation will be obligated to deliver upon conversion of the Debentures the Corporation will endeavor, in good faith and as expeditiously as possible, to comply with all federal and state laws and regulations requiring the registration of those securities with, or any approval of or consent to the delivery of those securities by, any governmental authority.

SECTION 11.06. ISSUE AND TRANSFER TAXES.

    The Corporation will pay any documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of Debentures, PROVIDED, HOWEVER, that the Corporation will not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the converting Debentureholder and no such issue or delivery will be made unless and until the person requesting the issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that the tax has been paid.


SECTION 11.07. NOTICE OF ADJUSTMENT OF CONVERSION.

    Whenever by reason of Section 11.02 there is a change in what the Corporation will deliver on conversion of Debentures, the Corporation will promptly (a) file with the Trustee an Officers' Certificate stating what a Debentureholder will receive in conversion for each $1000 principal amount of Debentures, and (b) cause a notice containing that information to be mailed to each Debentureholder.

SECTION 11.08. TRUSTEE UNDER NO RESPONSIBILITY FOR DUTIES OF CORPORATION.

    Neither the Trustee nor any other conversion agent will at any time (a) be under any duty to determine the correctness of the Corporation's determination, expressed in an Officers' Certificate delivered in accordance with Section 11.07, as to the Common Stock or other securities or assets to be delivered on a conversion, (b) be responsible for the Corporation's title to the Common Stock or other securities or assets delivered on a conversion or the effectiveness of the transfer of that title, or (c) any failure of the Corporation to fulfill its obligations with regard to a conversion.


                                   ARTICLE TWELVE.

                                    MISCELLANEOUS

SECTION 12.01. TRUST INDENTURE ACT CONTROLS.

    If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision will control.

SECTION 12.02. NOTICES.

    Any and all notices, requests or communications required to be made under this Indenture must be given in writing and will be sufficiently given if delivered in person, by telex, by facsimile or mailed by first-class mail addressed as follows:

         if to the Corporation:

              Family Bargain Corporation
              315 East 62nd Street
              New York, New York 10021
              Attention: Chief Executive Officer

         if to the Trustee:

              IBJ Schroder Bank & Trust Company
              1 State Street
              New York, New York 10004
              Attention:  Corporate Trust Department
              (212) 878-2952

    Such notices, requests and communications shall be effective only when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

    The Corporation or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

    Any notice or communication mailed to a Debentureholder will be mailed to the address which appears on the registration books of the Registrar and will be sufficiently given if so mailed within the time prescribed.

    Failure to mail a notice or communication to a Debentureholder or any defect in it will not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

    Debentureholders may communicate pursuant to TIA Section 312(b) with other Debentureholders with respect to their rights under this Indenture or the Debentures. The Corporation, the Trustee, the Registrar and anyone else will have the protection of TIA Section 312(c).

SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

    In order to make any request or application to the Trustee to take any action under this Indenture, the Corporation will furnish to the Trustee:

         (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an opinion of counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

    Each opinion of counsel will be in writing. The legal counsel who tenders it may be an employee of or counsel to the Corporation. The legal counsel will be acceptable to the Trustee.

SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

    Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture will include:

         (1) a statement that the person making the certificate or opinion has read the covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in the certificate or opinion are based;

         (3) a statement that, in the opinion of the person, he has made the examination or investigation which is necessary to enable him to express an informed opinion as to whether or not the covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of the person, the condition or covenant has been complied with.

SECTION 12.06. WHEN TREASURY DEBENTURES DISREGARDED.

    In determining whether the Holders of the required principal amount of Debentures have concurred in any direction or consent, Debentures owned by the Corporation or by any person directly or indirectly controlled by the Corporation will be disregarded, except that for the purpose of determining whether the Trustee will be protected in relying on any such direction or consent, only Debentures which the Trustee knows are so owned will be disregarded. Debentures which are to be disregarded because of this Section will not be treated as outstanding in determining the principal amount of Debentures which are required to concur in a direction or consent.

SECTION 12.07. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

    The Trustee may make reasonable rules for the administration of this Indenture. Those rules may cover matters relating to action by, or a meeting of Debentureholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.08. LEGAL HOLIDAYS.

    A "Legal Holiday" is a Saturday, a Sunday, a legal holiday or a day on which banking institutions are not required to be open in New York State. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest will accrue for the intervening period.

SECTION 12.09. GOVERNING LAW.

    This Indenture and the Debentures will be governed by the laws of the State of New York. The Corporation hereby consents to the jurisdiction of the courts of the State of New York, and of any Federal Court, sitting in the Borough of Manhattan, City and State of New York, in any suit to enforce rights under this Indenture or the Debentures, and the Corporation agrees that process in any such action may be served in the manner provided by New York law for service on foreign corporations.

SECTION 12.10. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

    This Indenture may not be used to interpret another indenture, loan or debt agreement of the Corporation or a Subsidiary. No other indenture, loan or debt agreement may be used to interpret this Indenture.

SECTION 12.11. NO RECOURSE AGAINST OTHERS.

    As described in paragraph 16 of the Debentures, all liability of any director, officer, employee or stockholder, as such, of the Corporation is waived and released.

SECTION 12.12. SUCCESSORS.

    All agreements of the Corporation in this Indenture and the Debentures will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

SECTION 12.13. DUPLICATE ORIGINALS.

    The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

                                      SIGNATURES


Dated:                                 FAMILY BARGAIN CORPORATION


                                            By


Attest:


Secretary                                                  (SEAL)


Dated:



                                            By


Attest:


Corporate Trust Officer                               (SEAL)

                                      EXHIBIT A
         No.                                                    $

                              FAMILY BARGAIN CORPORATION

promises to pay to


or registered assigns,
the principal sum of


                                                      Dollars on



                       % CONVERTIBLE SUBORDINATED DEBENTURE DUE

INTEREST Payment Dates:
         Record Dates:

                                                 Dated:
                                                 FAMILY BARGAIN CORPORATION

as Trustee, certifies that
this is one of the Debentures
referred to in the Indenture.                    By

                                                      (SEAL)

By                                          By


Authorized Officer                                    President

                              FAMILY BARGAIN CORPORATION

                       % CONVERTIBLE SUBORDINATED DEBENTURE DUE


1.  INTEREST.

    FAMILY BARGAIN CORPORATION ("Corporation"), a Delaware corporation, promises to pay interest on the principal amount of this Debenture at the rate per annum shown above. The Corporation will pay interest semiannually on
     and          of each year.  Interest on the Debentures will accrue from the most recent date to which interest has been paid or if no interest has been paid
from                       .

2.  METHOD OF PAYMENT.

    The Corporation will pay interest on the Debentures (except defaulted interest) to the persons who are registered holders of Debentures at the close
of business on the                or         next preceding the interest payment
date. Holders must surrender Debentures to a Paying Agent to collect principal payments. The Corporation will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Corporation may pay principal and interest by its check payable in such money by mailing such check to a holder's registered address.

3.  PAYING AGENT AND REGISTRAR.

    Initially, IBJ Schroder Bank & Trust Corporation ("Trustee"), will act as Paying Agent and Registrar. The Corporation may change any Paying Agent, Registrar or co-registrar without notice. The Corporation or any of its Subsidiaries may act as Paving Agent, Registrar or co-registrar.

4.  INDENTURE.

    The Corporation issued the Debentures under an Indenture dated as of
           , 1996 ("Indenture"), between the Corporation and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. 77aaa ET SEQ.) as in effect on the date of the Indenture. The Debentures are subject to all those terms, and Debentureholders are referred to the Indenture and the Act for a statement of them. Debentureholders may inspect the Indenture at the principal executive office of the Corporation. They may obtain copies of the Indenture upon written request to the Corporation.

5.  REDEMPTION.

    [After September ____, 1988, the Corporation may redeem all, but not less than all, of the Debentures upon 30 days written notice at 100% of their principal amount, plus accrued and unpaid interest, provided the closing price of the Common Stock for a consecutive 20-day trading period ending not more than 10 days prior to the date the notice of redemption is given is at least 137.5% of the Conversion Price at the time the notice of redemption is given.]

    On or after September____, 1999, the Corporation may redeem all the Debentures at any time, or some of them from time to time, upon 30 days written notice at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date:

    If redeemed during the 12-month period beginning September __:

                   Year     Percentage      Year     Percentage
                   ----     ----------      ----     ----------
                   1999      107%           2001      103%
                   2000      105%           2002      102%

                   and thereafter at 100%.

6.  NOTICE OF REDEMPTION.

    Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at his registered address. Debentures in a denomination larger than $1000 may be redeemed in part. On and after the redemption date interest ceases to accrue on Debentures or portions of them called for redemption.

7.  DENOMINATIONS; TRANSFER; EXCHANGE.

    The Debentures are in registered form without coupons in denominations of $1000 and any integral multiple of $1000. A holder may transfer or convert Debentures in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or convert any Debenture selected for redemption. Also, it need not transfer or convert any Debentures for a period of 15 days before a selection of Debentures to be redeemed.

8.  PERSONS DEEMED OWNERS.

    The registered holder of a Debenture may be treated as the owner of it for all purposes.

9.  UNCLAIMED MONEY.

    If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Corporation. After that, holders entitled to the money must look to the Corporation for payment unless an abandoned property law designates another person.

10. DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

    If the Corporation at any time deposits with the Trustee money or U.S. Government Obligations sufficient to pay principal and interest on the Debentures to redemption or maturity, the Corporation will be discharged from the Indenture and the Debentures (other than with regard to conversion of the into Common Stock Debentures which have not been redeemed or matured), and Debentureholders must look only to the deposited money and securities for payment. U.S. Government Obligations are securities backed by the full faith and credit of the United States.

11. AMENDMENT, SUPPLEMENT, WAIVER.

    Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Debentures, and any past default or compliance with any provision may be waived with the consent of the holders of a majority in principal amount of the Debentures. Without the consent of any Debentureholder, the Corporation may amend or supplement the Indenture or the Debentures to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to make this Indenture and the Debentures comply with the Trust Indenture Act of 1939, as amended, or to make any other change that does not adversely affect the rights of any Debentureholder. Without the consent of any Debentureholder, the Trustee may waive compliance with any provision of the Indenture or the Debentures if the waiver does not adversely affect the rights of any Debentureholder.

12. SUBORDINATION OF DEBENTURES.

    Payment of principal on (and premium, if any) and interest on the Debentures is subordinate and subject to the prior payment in full of indebtedness of the Corporation which constitutes Senior Indebtedness. By accepting this Debenture, the holder agrees to that subordination.

13. CONVERSION RIGHTS.

    This Debenture may be converted into common stock of the Corporation (or other securities or assets issued with regard to that common stock) at the rate
of $      principal amount of Debentures per share, subject to adjustment in certain events.

14. SUCCESSOR CORPORATION.

    When a successor corporation assumes all the obligations of its predecessor under the Debentures and the Indenture, the predecessor corporation will be released from those obligations.

15. DEFAULTS AND REMEDIES.

    Events of Default include: default for 30 days in payment of any interest on the Debentures; default in payment of any principal on them; failure by the Corporation for 90 days after notice to it to comply with any of its other agreements in the Indenture or the Debentures;

default by the Corporation under any instrument relating to Senior Indebtedness beyond any period of grace which is not cured or waived; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Debentures may declare the principal of all the Debentures to be due and payable immediately. Debentureholders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Debentures unless it receives indemnity satisfactory to it. Subject to certain limitations, holders of a majority in principal amount of the Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Debentureholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.

16. NO RECOURSE AGAINST OTHERS.

    A director, officer, employee or stockholder, as such, of the Corporation will not have any liability for any obligations of the Corporation under the Debentures or the Indenture or for any claim based on, in respect of or by reason of those obligations or their creation. Each Debentureholder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

17. AUTHENTICATION.

    This Debenture will not be valid until the Trustee signs the certificate of authentication on the other side of this Debenture.

18. ABBREVIATIONS.

    Customary abbreviations may be used in the name of a Debentureholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Corporation will furnish to any Debentureholder upon written request and without charge a copy of the Indenture. It also will furnish the text of this
Debenture in larger type.  Requests may be made to: [                      ].

I or we assign and transfer to

Insert social security or other
identifying number of assignee

- --------------------------------------------------------------------------
- --------------------------------------------------------------------------
- --------------------------------------------------------------------------
- --------------------------------------------------------------------------
                (print or type name, address and zip code of assignee)


this Debenture and irrevocably appoint
                                      --------------------------------------

- -------------------------------------------agent to transfer this Debenture on the books of the Corporation.

The agent may substitute another to act for him.


         Dated:
                -------------------------------------------------

         Signed:
                ------------------------------------------------

         (Sign exactly as name appears on the other side of this Debenture)

                                  CONVERSION NOTICE

         To convert this Debenture into shares of common stock, par value $.01 per share, of the Corporation, check the box: / /

         To convert only part of this Debenture, state the principal amount you want to be converted (which must be a minimum of $1,000 or any multiple thereof): $
           -------------

         If you want the certificate made out in another person's name, fill in the form below:

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
              (Print or type other person's name, address and zip code)


         Dated:
                ----------------------------------------------------------------


         Signed:
                 ---------------------------------------------------------------

         (Sign exactly as name appears on the other side of this Debenture)